FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2023 RESULTS

COLUMBUS, Ohio, USA – November 9, 2023 – Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2023. Provided below are the highlights:

•Reported sales declined 4% compared with the prior-year. In local currency, sales decreased 5% in the quarter as currency increased sales growth by 1%.

•Net earnings per diluted share as reported (EPS) were $9.21, compared with $9.76 in the prior-year period. Adjusted EPS was $9.80, a decrease of 4% over the prior-year amount of $10.18. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Third Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, “We delivered good earnings and cash flow performance in the third quarter, despite more challenging market conditions in China following very strong growth over the past couple of years and foreign currency headwinds.”

GAAP Results
EPS in the quarter was $9.21, compared with the prior-year amount of $9.76.

Compared with the prior-year, total reported sales declined 4% to $942.5 million. By region, reported sales increased 12% in Europe, decreased 3% in the Americas, and decreased 17% in Asia/Rest of World. Earnings before taxes amounted to $251.2 million, compared with $275.9 million in the prior-year.

Non-GAAP Results
Adjusted EPS was $9.80, a decrease of 4% over the prior-year amount of $10.18.

Compared with the prior-year, total sales in local currency decreased 5% as currency increased sales growth by 1%. By region, local currency sales increased 4% in Europe, declined 3% in the Americas, and declined 14% in Asia/Rest of World. Adjusted Operating Profit amounted to $296.0 million, a 4% decrease from the prior-year amount of $307.2 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Nine Month Results

GAAP Results
EPS was $27.37, compared with the prior-year amount of $26.58.

Compared with the prior-year, total reported sales were flat at $2,853.3 million. By region, reported sales increased 5% in Europe, 1% in the Americas, and declined 6% in Asia/Rest of World. Earnings before taxes amounted to $741.2 million, compared with $745.6 million in the prior-year.

Non-GAAP Results
Adjusted EPS was $28.63, an increase of 4% over the prior-year amount of $27.42.

Compared with the prior-year, total sales in local currency increased 1% as currency reduced sales growth by 1%. By region, local currency sales increased 4% in Europe and 1% in the Americas, and declined 1% in Asia/Rest of World. Adjusted Operating Profit amounted to $870.1 million, a 4% increase from the prior-year amount of $833.8 million.

Outlook

The Company stated that forecasting remains difficult. Management cautions that market conditions are dynamic and changes to the business environment can occur quickly. There is increased uncertainty in the economic environment today, including the risk of recession in many countries.

Based on today's assessment of market conditions, management anticipates local currency sales for the fourth quarter of 2023 will decline approximately 7% to 8%, and Adjusted EPS is forecast to be $10.50 to $10.70, a decline of 12% to 13%. Included in the fourth quarter guidance is an estimated 1% headwind to Adjusted EPS growth due to adverse currency.

For the full year, management anticipates local currency sales in 2023 will decline approximately 1%, and Adjusted EPS is forecast to be in the range of $39.10 to $39.30, representing a decline of approximately 1%. This compares with previous local currency sales growth guidance of approximately 0% to 1% and Adjusted EPS guidance of $40.30 to $41.20. Included in the 2023 guidance is an estimated 3% to 4% headwind to Adjusted EPS growth due to adverse currency.

The Company stated that based on its assessment of market conditions today, management anticipates local currency sales in 2024 will be approximately flat. This is expected to result in Adjusted EPS in the range of $39.10 to $39.80, representing growth of approximately 0% to 2%. Included in the 2024 guidance is an estimated 2% headwind to Adjusted EPS growth due to adverse currency.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Kaltenbach concluded, “Market conditions are expected to remain challenging in the near-term, especially in China, and we continue to face difficult sales growth comparisons. We will continue to focus on the strong execution of our proven corporate programs like Spinnaker to drive growth and capture market share, and SternDrive to manage our costs effectively. Our team has shown remarkable resilience and agility as we have adjusted quickly to changing market conditions, while continuing to invest in long-term strategic priorities like innovation.”

Other Matters

The Company will host a conference call to discuss its quarterly results tomorrow morning (Friday, November 10) at 8:30 a.m. Eastern Time. To listen to a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced on the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic and ongoing developments in Ukraine. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic and ongoing developments in Ukraine on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic and ongoing developments in Ukraine. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	September 30, 2023		% of sales	September 30, 2022	% of sales

Net sales	$942,462	(a)	100.0	$985,846	100.0
Cost of sales	382,923		40.6	401,190	40.7
Gross profit	559,539		59.4	584,656	59.3

Research and development	46,127		4.9	44,129	4.5
Selling, general and administrative	217,447		23.1	233,357	23.7
Amortization	18,314		1.9	16,728	1.7
Interest expense	20,278		2.2	14,484	1.5
Restructuring charges	7,385		0.8	2,022	0.2
Other charges (income), net	(1,171)		(0.1)	(1,949)	(0.3)
Earnings before taxes	251,159		26.6	275,885	28.0

Provision for taxes	49,528		5.2	55,288	5.6
Net earnings	$201,631		21.4	$220,597	22.4

Basic earnings per common share:
Net earnings	$9.26			$9.85
Weighted average number of common shares	21,776,944			22,403,393

Diluted earnings per common share:
Net earnings	$9.21			$9.76
Weighted average number of common and common equivalent shares	21,886,482			22,610,027

Note:
(a)	Local currency sales decreased 5% as compared to the same period in 2022.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	September 30, 2023		% of sales	September 30, 2022	% of sales

Earnings before taxes	$251,159			$275,885
Amortization	18,314			16,728
Interest expense	20,278			14,484
Restructuring charges	7,385			2,022
Other charges (income), net	(1,171)			(1,949)
Adjusted operating profit	$295,965	(b)	31.4	$307,170	31.2

Note:
(b)	Adjusted operating profit decreased 4% as compared to the same period in 2022.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Nine months ended			Nine months ended
	September 30, 2023		% of sales	September 30, 2022	% of sales

Net sales	$2,853,317	(a)	100.0	$2,862,024	100.0
Cost of sales	1,163,669		40.8	1,186,122	41.4
Gross profit	1,689,648		59.2	1,675,902	58.6

Research and development	138,849		4.9	131,180	4.6
Selling, general and administrative	680,679		23.9	710,875	24.8
Amortization	54,135		1.9	49,697	1.7
Interest expense	57,711		2.0	38,587	1.3
Restructuring charges	19,680		0.7	7,803	0.3
Other charges (income), net	(2,578)		(0.2)	(7,818)	(0.2)
Earnings before taxes	741,172		26.0	745,578	26.1

Provision for taxes	137,188		4.8	138,910	4.9
Net earnings	$603,984		21.2	$606,668	21.2

Basic earnings per common share:
Net earnings	$27.54			$26.86
Weighted average number of common shares	21,933,889			22,587,026

Diluted earnings per common share:
Net earnings	$27.37			$26.58
Weighted average number of common and common equivalent shares	22,067,398			22,821,408

Note:
(a)	Local currency sales increased 1% as compared to the same period in 2022.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Nine months ended			Nine months ended
	September 30, 2023		% of sales	September 30, 2022	% of sales

Earnings before taxes	$741,172			$745,578
Amortization	54,135			49,697
Interest expense	57,711			38,587
Restructuring charges	19,680			7,803
Other charges (income), net	(2,578)			(7,818)
Adjusted operating profit	$870,120	(b)	30.5	$833,847	29.1

Note:
(b)	Adjusted operating profit increased 4% as compared to the same period in 2022.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30, 2023	December 31, 2022

Cash and cash equivalents	$69,675	$95,966
Accounts receivable, net	634,967	709,321
Inventories	375,959	441,694
Other current assets and prepaid expenses	116,311	128,108
Total current assets	1,196,912	1,375,089

Property, plant and equipment, net	763,209	778,600
Goodwill and other intangible assets, net	947,835	966,224
Other non-current assets	380,774	372,482
Total assets	$3,288,730	$3,492,395

Short-term borrowings and maturities of long-term debt	$179,083	$106,054
Trade accounts payable	173,970	252,538
Accrued and other current liabilities	717,370	789,139
Total current liabilities	1,070,423	1,147,731

Long-term debt	1,929,401	1,908,480
Other non-current liabilities	394,778	411,391
Total liabilities	3,394,602	3,467,602

Shareholders’ equity	(105,872)	24,793
Total liabilities and shareholders’ equity	$3,288,730	$3,492,395

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash flow from operating activities:
Net earnings	$201,631	$220,597	$603,984	$606,668
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	12,189	11,674	36,406	35,001
Amortization	18,314	16,728	54,135	49,697
Deferred tax benefit	(2,689)	(1,644)	(4,455)	(4,881)
Other	4,228	4,731	12,450	13,931
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	30,623	(6,655)	(18,151)	(144,992)
Net cash provided by operating activities	264,296	245,431	684,369	555,424
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	256	118	668	236
Purchase of property, plant and equipment	(20,960)	(26,822)	(72,907)	(89,213)
Proceeds from government funding (a)	1,332	3,657	2,596	28,670
Acquisitions	—	(14,823)	(613)	(25,588)
Other investing activities	(11,523)	(10,835)	(25,937)	(3,463)
Net cash used in investing activities	(30,895)	(48,705)	(96,193)	(89,358)
Cash flows from financing activities:
Proceeds from borrowings	489,052	492,356	1,569,973	1,732,169
Repayments of borrowings	(508,497)	(395,593)	(1,467,228)	(1,348,152)
Proceeds from exercise of stock options	147	1,750	19,234	19,460
Repurchases of common stock	(223,999)	(275,000)	(723,998)	(824,999)
Acquisition contingent consideration payment	(2,141)	—	(7,767)	(7,912)
Other financing activities	(112)	(790)	(826)	(1,172)
Net cash used in financing activities	(245,550)	(177,277)	(610,612)	(430,606)

Effect of exchange rate changes on cash and cash equivalents	(1,750)	(6,761)	(3,855)	(11,888)

Net increase (decrease) in cash and cash equivalents	(13,899)	(7,500)	(26,291)	10,885
Cash and cash equivalents:
Beginning of period	83,574	109,448	95,966	98,564
End of period	$69,675	$122,136	$69,675	$122,136

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
Net cash provided by operating activities	$264,296	$245,431	$684,369	$555,424
Payments in respect of restructuring activities	7,544	2,271	14,942	6,516
Transition tax payment	—	—	8,042	4,289
Proceeds from sale of property, plant and equipment	255	118	667	236
Purchase of property, plant and equipment, net (a)	(20,362)	(23,130)	(65,177)	(60,656)
Acquisition payments (b)	—	28	4,775	2,607
Adjusted free cash flow	$251,733	$224,718	$647,618	$508,416
Notes:
(a) In September 2021, the Company entered into an agreement with the U.S. Department of Defense to increase the domestic production capacity of pipette tips and enhance manufacturing automation and logistics. The Company will receive funding of $35.8 million, which will offset future capital expenditures. Funding proceeds of $1.3 million and $3.7 million during the three months ended September 30, 2023 and 2022, respectively and the related purchase of property, plant and equipment of $0.6 million and $3.7 million for the three months ended September 30, 2023 and 2022, respectively, are excluded from Adjusted free cash flow. Funding proceeds of $2.6 million and $28.7 million during the nine months ended September 30, 2023 and 2022, respectively and the related purchase of property, plant and equipment of $7.7 million and $28.6 million for the nine months ended September 30, 2023 and 2022, respectively, are excluded from Adjusted free cash flow.
(b) Includes $4.4 million and $2.1 million of the PendoTECH contingent consideration payment that was reported in net cash provided by operating activities as required by U.S. GAAP for the nine months ended September 30, 2023 and 2022, respectively.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended September 30, 2023			12%		(3)%	(17)%		(4)%
Nine Months Ended September 30, 2023			5%		1%	(6)%		—%

Local Currency Sales Growth
Three Months Ended September 30, 2023			4%		(3)%	(14)%		(5)%
Nine Months Ended September 30, 2023			4%		1%	(1)%		1%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Nine months ended
	September 30,					September 30,
	2023		2022		% Growth	2023		2022		% Growth

EPS as reported, diluted	$9.21		$9.76		(6)%	$27.37		$26.58		3%

Purchased intangible amortization, net of tax	0.24	(a)	0.22	(a)		0.70	(a)	0.66	(a)
Restructuring charges, net of tax	0.27	(b)	0.07	(b)		0.72	(b)	0.28	(b)
Income tax expense	0.08	(c)	0.13	(c)		(0.16)	(c)	(0.12)	(c)
Acquisition costs, net of tax	—		—			—	(d)	0.02	(d)

Adjusted EPS, diluted	$9.80		$10.18		(4)%	$28.63		$27.42		4%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.7 million ($5.2 million net of tax) and $6.4 million ($5.0 million net of tax) for the three months ended September 30, 2023 and 2022, and of $20.0 million ($15.4 million net of tax) and $19.4 million ($15.0 million net of tax) for the nine months ended September 30, 2023 and 2022, respectively.

(b)	Represents the EPS impact of restructuring charges of $7.4 million ($6.0 million after tax) and $2.0 million ($1.6 million after tax) for the three months ended September 30, 2023 and 2022, and $19.7 million ($15.9 million after tax) and $7.8 million ($6.3 million after tax) for the nine months ended September 30, 2023 and 2022, respectively, which primarily include employee related costs.
(c)	Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and nine months ended September 30, 2023 and 2022 due to the timing of excess tax benefits associated with stock option exercises.
(d)	Represents the EPS impact of acquisition costs of $0.7 million ($0.5 million after tax) for the nine months ended September 30, 2022.